Exhibit 99.1

SIGMA HOLDINGS, LLC

Indianapolis, Indiana

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

INDEPENDENT AUDITORS' REPORT

To the Members

Sigma Holdings, LLC

Indianapolis, Indiana

We have audited the accompanying consolidated financial statements of Sigma Holdings, LLC (Company) which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sigma Holdings, LLC as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CliftonLarsonAllen LLP

Indianapolis, Indiana

January 22, 2015

SIGMA HOLDINGS, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2013

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$644,921
Accounts receivable	5,773,227
Accounts receivable, related party	31,988,239
Inventories	1,848,246
Prepaids expenses and other current assets	743,861
Total current assets	40,998,494

PROPERTY & EQUIPMENT, net	7,211,417

OTHER ASSETS
Goodwill	4,845,793
Intangibles, net	1,700,013
Other assets	83,243
Total other assets	6,629,049

TOTAL ASSETS	$54,838,960

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Outstanding checks in excess of bank balance	$262,459
Accounts payable, trade	1,759,271
Accounts payable, related party	24,238,094
Line of credit - bank	255,338
Line of credit - equipment	903,085
Line of credit - inventory	1,981,685
Accrued expenses	1,956,943
Current maturities of long-term debt	1,003,674
Deferred revenue	377,193
Total current liabilities	32,737,742

LONG-TERM LIABILITIES
Long-term debt, less current maturities	2,597,868
Customer deposits	58,000
Interest rate swap	92,651
Other long-term liabilities	95,280
Total long-term liabilities	2,843,799

Total liabilities	35,581,541

MEMBERS' EQUITY
Common units, no par value
Authorized, issued, and outstanding units - 2,700,000	-
Series A Preferred units, no par value
Authorized, issued, and outstanding units - 125,000	1,125,000
Retained earnings	18,132,419
Total members' equity	19,257,419

TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,838,960

The accompanying notes are an integral part of the consolidated financial statements.

SIGMA HOLDINGS, LLC

CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2013

EARNED REVENUE	$51,376,238

EXPENSES
Cost of earned revenue	25,903,459
Selling, general and administrative	23,870,907
Total operating expenses	49,774,366

OPERATING INCOME	1,601,872

OTHER INCOME (EXPENSE)
Interest income	6,375
Interest expense	(127,792)
Other income	450
Total other income (expense)	(120,967)

NET INCOME	$1,480,905

The accompanying notes are an integral part of the consolidated financial statements.

SIGMA HOLDINGS, LLC

CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

Year Ended December 31, 2013

						Total
	Common Units		Preferred Units		Retained	Members'
	Units	Amount	Units	Amount	Earnings	Equity

BALANCE, DECEMBER 31, 2012	2,700,000	$-	125,000	$1,125,000	$16,806,407	$17,931,407

Net income	-	-	-	-	1,480,905	1,480,905

Distributions	-	-	-	-	(154,893)	(154,893)

BALANCE, DECEMBER 31, 2013	2,700,000	$-	125,000	$1,125,000	$18,132,419	$19,257,419

The accompanying notes are an integral part of the consolidated financial statements.

SIGMA HOLDINGS, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$1,480,905

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,020,427
Amortization	463,640
Fair value adjustment of interest rate swap agreement	(91,072)
Gain on sale of equipment	(450)
Effects of changes in operating assets and liabilities:
Accounts receivable	(1,841,925)
Accounts receivable, related party	(1,374,657)
Inventories	898,303
Prepaid expenses and other assets	322,167
Accounts payable, trade	251,707
Accounts payable, related party	341,097
Accrued expenses	(640,411)
Deferred revenue	(26,683)
Net cash provided by operating activities	803,048

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of property and equipment	1,200
Purchases of property and equipment	(1,661,484)
Net cash used in investing activities	(1,660,284)

CASH FLOWS FROM FINANCING ACTIVITIES

Outstanding checks in excess of bank balance	73,120
Net borrowing on lines of credit	585,853
Proceeds from long-term debt	853,297
Payments on long-term debt	(932,566)
Distributions paid	(154,893)
Net cash provided by financing activities	424,811

(DECREASE) IN CASH AND CASH EQUIVALENTS	(432,425)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,077,346

CASH AND CASH EQUIVALENTS, END OF YEAR	$644,921

The accompanying notes are an integral part of the consolidated financial statements.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Sigma Holdings, LLC (the Company) was formed on September 18, 2008 and is comprised of two wholly owned subsidiaries named Sigma Micro, LLC and Lexton Group, LLC. These businesses are managed collectively while sharing certain facilities and corporate service functions. The Company is a majority owned subsidiary of Sigma Holdings, Inc.

Sigma Micro, LLC develops and markets a comprehensive set of integrated commerce management solutions for leading specialty retailers in North America, Europe and Japan.

Lexton Group, LLC offers outsourced fulfillment and customer service solutions. Lexton Group, LLC provides a full suite of fulfillment, freight, warehousing and contact center services to clients in a broad range of industries, primarily specializing in direct-to-consumer (DTC) retail operations and promotional programs in the United States. It has warehousing facilities in Louisiana, Missouri, and Hazle Township, Pennsylvania, as well as contact center facilities in Louisiana and Moberly, Missouri.

The Company operates in one reportable segment.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Sigma Holdings, LLC and its wholly owned subsidiaries Sigma Micro, LLC and Lexton Group, LLC. All significant intercompany accounts and transactions have been eliminated in the consolidation.

ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FISCAL YEAR

The Company’s fiscal year is the twelve-month period ended December 31.

CASH AND CASH EQUIVALENTS

Cash primarily consists of cash on hand and bank deposits. Cash equivalents primarily consist of money market accounts and other highly liquid investments with an original maturity of three months or less. The balances in cash accounts periodically may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company sells to customers using credit terms customary in its industry. Interest is not normally charged on receivables. Management establishes a reserve for losses on its accounts based on historic loss experience, the current aging of receivables, a specific review for potential bad debts and current economic conditions. Losses are charged off to the reserve when management deems further collection efforts will not produce additional recoveries. At December 31, 2013, no reserve for losses was deemed necessary.

INVENTORY

Inventory is valued at the lower of the cost of the inventory or fair market value. For certain inventory items, of which the Company maintains ownership until the product is purchased and distributed to the end consumer, the Company utilizes FOB shipping point to determine ownership of the inventory. This inventory is also subject to an agreement with one customer to be repurchased should the customer relationship be terminated.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Assets are depreciated by the straight-line method over their estimated useful lives ranging from three to ten years. The cost of leasehold improvements is amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Expenditures for renewals and betterments are capitalized. Maintenance and repairs are charged to expense as incurred. Upon disposal, the assets and accumulated depreciation amounts are eliminated, and any resulting gain or loss is reflected in current earnings.

GOODWILL

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for under the purchase method. The Company reviews goodwill for potential impairment annually for each reporting unit or when events or changes in circumstances indicate that the carrying value of the goodwill might exceed its current fair value. The Company evaluates impairment of goodwill by first performing a qualitative assessment to determine whether it is more likely than not that the fair value is less than its carrying value. Factors which may cause impairment include negative industry or economic trends and significant underperformance relative to historical or projected future operating results. The Company determines fair value by analyzing discounted cash flows. If the discounted present value of future cash flows is lower than its carrying amount, an impairment is indicated and goodwill is written down to its estimated fair value. All goodwill arose from the acquisition of and is allocated to Lexton Group, LLC.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INTANGIBLE ASSETS

The Company has other intangible assets including customer relationships, intellectual property and non-compete agreements. Amortization for the customer relationships, intellectual property and non-compete agreements is computed using the straight-line method with lives ranging from five to ten years. Intangible assets are tested for impairment whenever events or circumstances indicate that a carrying amount of an asset may not be recoverable. Fair value is determined using a discounted cash flow analysis. An impairment loss is recognized when the carrying amount of an asset exceeds the estimated fair value of the asset.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of carrying amount or fair value less costs to sell.

OPERATING LEASES

The Company conducts a portion of its business in leased facilities. Leasehold allowances, rent holidays and escalating rent provisions are accounted for on a straight-line basis over the term of the lease. The portion of deferred rent due in twelve months or less is considered short-term and is included in accrued expenses in the accompanying Consolidated Balance Sheet. The long-term portion is included in other long-term liabilities.

RESEARCH AND DEVELOPMENT

Research and development expenditures are generally charged to operations as incurred. Generally accepted accounting principles (GAAP) requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s product development costs, technological feasibility is established upon completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release, have been insignificant. For the year ended December 31, 2013, the Company reported research and development expenses of approximately $1,424,000 which is included in the accompanying Consolidated Statement of Income as operating expenses.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REVENUE RECOGNITION

The Company derives revenue from fulfillment services, freight services, contact center services, business services, merchandise sales, software licenses, computer hardware and post contract customer support (PCS) and services.

The Company recognizes revenue from the sale of merchandise at the time the customer takes possession of the merchandise. The Company honors merchandise returns from customers within 14 days from the date of sale and provides allowances for returns based on historical experience. The Company does not record an allowance for sales returns due to immateriality of return activity. The Company recognizes fulfillment service revenue when the service is completed. Fulfillment and freight revenues are recognized once the order has been fulfilled and the package has been transferred to the control of an independent freight carrier as evidenced by the receipt of a bill of lading. Call center service revenues are recognized in accordance with pricing addendums to the client contract based on the number of calls, emails, minutes or other business parameters. Other business service revenues are recognized as services are rendered.

Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed and determinable, and collectability is probable. For fees that are not fixed or determinable, revenue is recognized as payments become due from the customer. If collectability is not considered probable, revenue is recognized when the fee is collected. The Company recognizes revenue from the sale of hardware upon installation. Revenue allocable to PCS is deferred and recognized ratably over the related contract period, generally one year.

PCS includes technical support and future unspecified enhancements to the Company’s products on a when-and-if available basis. Services range from installation, training and basic consulting to software modification and customization to meet specific customer needs. In software arrangements that include rights to multiple software products, PCS and/or other services, the Company allocates the total arrangement fee amount to each deliverable based on the relative fair market value of each of the deliverables determined based on vendor-specific objective evidence.

The Company records deferred revenue for software arrangements when cash has been received from the customer and the arrangement does not qualify for revenue recognition under the Company’s revenue recognition policy.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are approximately $18,286,000 for 2013 and are included in cost of earned revenue.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

The Company elected to be classified as a Limited Liability Company under the Internal Revenue Code. Such entities are not subject to income tax and, accordingly, no provisions for federal or state taxes on income are required. Under the election, the members must include the taxable income or loss in their personal income tax returns, whether or not distributed. The federal and state income tax returns of the Company for 2010, 2011, and 2012 are subject to examination by the Internal Revenue Service (IRS) and state taxing authorities, generally for three years after they were filed.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (the “Update 2014-09”) to clarify the principles used to recognize revenue for all entities. The new guidance is effective for annual and interim periods beginning after December 15, 2016 with no early adoption permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the effect, if any, the adoption of this guidance will have on its financial position, results of operations, or cash flows.

SUBSEQUENT EVENTS

Management evaluated subsequent events through January 22, 2015, the date the consolidated financial statements were available to be issued. Events or transactions occurring after December 31, 2013, but prior to January 22, 2015, that provided additional evidence about conditions that existed at December 31, 2013, have been recognized in the consolidated financial statements as of December 31, 2013. Events or transactions that provided evidence about conditions that did not exist at December 31, 2013, but arose before the consolidated financial statements were available to be issued, have not been recognized in the consolidated financial statements as of December 31, 2013 (see Note 13).

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment, net of accumulated depreciation, consists of the following major classes:

2013

Building and leasehold improvements	$4,640,840
Data processing equipment and software	3,823,252
Warehouse and office equipment	3,103,157
Capital in progress	213,498
Automobiles	51,868
11,832,615
Accumulated depreciation	(4,621,198)
$7,211,417

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 3 – INTANGIBLE ASSETS

The carrying basis and accumulated amortization of recognized other amortized intangible assets at December 31, 2013 were:

	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization

Customer relationships	10	$4,636,400	$2,936,387

Amortization expense for the year ended December 31, 2013 was $463,640. Estimated amortization expense for each of the succeeding years is:

2014	$463,640
2015	463,640
2016	463,640
2017	309,093

$1,700,013

NOTE 4 – DEBT

At December 31, 2013, Sigma Holdings, LLC, Sigma Micro, LLC and Lexton Group, LLC (“Borrower”) have a $4,000,000 revolving line of credit for which Sigma Holdings, Inc. (a holding company that owns approximately 85% of Sigma Holdings, LLC as of December 31, 2013) is the guarantor. The line of credit is secured by substantially all of the Company’s (including its consolidated subsidiaries’) business assets. The revolver matures in May 2014 (see Note 13). Interest is payable at the monthly published LIBOR plus 2.00% (2.17% at December 31, 2013). At December 31, 2013 there was $255,338 borrowed against this line.

At December 31, 2013, the Company has a $2,700,000 equipment credit facility that is secured by substantially all of the Company’s (including consolidated subsidiaries) business assets. The revolver matures in April 2014 (see Note 13). Interest is payable at the monthly published LIBOR plus 2.00% (2.17% at December 31, 2013). At December 31, 2013, there was $903,085 borrowed against this line.

At December 31, 2013, the Company has a $3,500,000 revolving line of credit that was extended to the Company by a customer to facilitate the purchase of approved inventory items from approved suppliers, for sale and distribution in accordance with a distribution agreement. The revolving line of credit is secured by the inventory acquired. The revolver matures in February 2016. Interest is payable at the monthly published LIBOR plus 1.50% (1.67% at December 31, 2013). At December 31, 2013, there was $1,981,685 borrowed against this line.

The credit agreement with the bank contains various financial and non-financial restrictive covenants, including a fixed charge coverage ratio and a bank debt to EBITDA ratio. As of December 31, 2013, the Company was not aware of any violations of the bank covenants.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 4 – DEBT (continued)

Long-term debt consists of the following:

2013

Mortgage note, bank – monthly payments of $7,467 plus variable rate interest at LIBOR plus 200 basis points (2.17%); secured by real estate; due May 2016; hedged by interest rate swap agreement with fixed interest rate of 5.96%.	$1,560,533
Note payable, bank – monthly payments of $17,490 plus variable rate interest at LIBOR plus 200 basis points (2.17%); secured by equipment; due May 2015; hedged by interest rate swap agreement with fixed interest rate of 3.42%.	297,331
Note payable, bank – requiring monthly payments of $10,251 plus variable rate interest at LIBOR plus 200 basis points (2.17%); secured by substantially all of the Company’s (including consolidated subsidiaries) business assets; due May 2015; hedged by interest rate swap agreement with fixed interest rate of 3.42%.	174,272
Note payable, bank – requiring monthly payments of $30,654 plus variable rate interest at LIBOR plus 200 basis points (2.17%); secured by substantially all of the Company’s (including consolidated subsidiaries) business assets; due April 2016; hedged by interest rate swap agreement with fixed interest rate of 2.95%.	858,325
Note payable, bank – requiring monthly payments of $17,777 plus variable rate interest at LIBOR plus 200 basis points (2.17%); secured by substantially all the Company’s (including consolidated subsidiaries) business assets; due April 2017; hedged by interest rate swap agreement with fixed interest rate of 2.87%.	711,081
3,601,542
Less: current maturities	(1,003,674)
$2,597,868

Aggregate annual maturities of long-term debt at December 31, 2013 are as follows:

2014	$1,003,674
2015	809,484
2016	1,717,276
2017	71,108
$3,601,542

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 5 – LEASES

The Company has several non-cancelable operating leases, primarily related to its corporate offices, which expire at various dates through September 2018. Those leases generally contain renewal options for periods ranging from 2 to 5 years and require the Company to pay all execution costs such as taxes, maintenance, and insurance. Rental expenses for those leases totaled $603,477 for the year ended December 31, 2013. Future minimum lease payments under operating leases are:

2014	$597,783
2015	551,842
2016	564,642
2017	296,170
2018	155,281
$2,165,718

NOTE 6 – EMPLOYEE BENEFITS

The Company maintains a profit-sharing plan for the benefit of all eligible employees. Plan contributions are discretionary up to 5% of eligible wages and the Company has the right to amend or terminate the plan at any time. The Company contributed $83,330 to the plan for the year ended December 31, 2013.

NOTE 7 – CONCENTRATION RISKS

The Company had four customers that provided in excess of 10% of consolidated earned revenue in 2013. These customers accounted for 56% of earned revenue in 2013. In addition, 37% of consolidated accounts receivable were due from these customers at December 31, 2013.

NOTE 8 – DERIVATIVE FINANCIAL INSTRUMENTS

The Company has entered into interest rate swap agreements for a portion of its variable rate debt. The agreements provide for the Company to receive interest from the counterparty at a monthly LIBOR rate plus 200 basis points and to pay interest to the counterparty at a fixed rate on the underlying notional amount of $3,601,541 at December 31, 2013. Under the agreement, the Company pays or receives the net interest amount monthly, with the monthly settlements included in interest expense. As of December 31, 2013, the fair value of the interest rate swap liability was $92,651.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 8 – DERIVATIVE FINANCIAL INSTRUMENTS (continued)

Management has not designated the interest rate swap agreements as cash flow hedges. As a result, the Company recorded the change in the fair values of the hedges for 2013 totaling $91,072 as interest expense.

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

In determining fair value, the Company used various valuation approaches within the FASB Accounting Standards Codification (ASC) 820 fair value measurement framework. Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.

ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. ASC 820 defines levels within the hierarchy based on the reliability of inputs as follows:

Level 1:	Valuations based on unadjusted quoted prices for identical assets or liabilities in active markets;

Level 2:	Valuations based on quoted prices for similar assets or liabilities or identical assets or liabilities in less active markets, such as dealer or broker markets; and

Level 3:	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable, such as pricing models, discounted cash flow models and similar techniques not based on market, exchange, dealer or broker-traded transactions.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheet, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Interest rate swap agreement

The fair values of the interest rate swap obligations were determined by the counterparty based on the unobservable inputs and valuation models that are proprietary and, therefore, are classified within Level 3 of the valuation hierarchy. The fair value measurements of the related liabilities recognized in the accompanying consolidated financial statements were $92,651 at December 31, 2013.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Interest rate swap agreement (continued)

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table sets forth by level, within the fair value hierarchy, the Company’s liabilities at fair value as of December 31, 2013:

	Level 1	Level 2	Level 3	Total

Interest rate swap agreement	$-	$-	$92,651	$92,651

Total liabilities at fair value	$-	$-	$92,651	$92,651

The following is a reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying consolidated balance sheet using significant unobservable (Level 3) inputs:

Liability (Interest Rate Swap Agreement)

Balance, December 31, 2012	$(183,723)
Total unrealized gain included in interest expense	91,072
Balance, December 31, 2013	$(92,651)

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying consolidated balance sheet at amounts other than fair value.

Cash and cash equivalents

The carrying amount approximates fair value.

Line of credit and long-term debt

Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities. The difference from the fair value and carrying amount is not considered significant. The terms of the amounts reflected in the consolidated balance sheet at December 31, 2013 are more fully discussed in Note 4.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Line of credit and long-term debt (continued)

The following table presents estimated fair values of the Company’s other financial instruments at December 31, 2013.

	Carrying Amount	Fair Value
Financial Assets
Cash	$644,921	$644,921
Financial Liabilities
Line of credit - bank	255,338	255,338
Line of credit - equipment	903,085	903,085
Line of credit - inventory	1,981,685	1,981,685
Long-term debt	3,601,542	3,601,542

NOTE 10 – SUPPLEMENTAL CASH FLOWS INFORMATION

2013
Cash paid during the year for:
Interest	$218,903

NOTE 11 – RELATED PARTY TRANSACTIONS

The Company has a royalty agreement with the majority stockholder of Sigma Holdings, Inc. (parent to the Company), to provide a $10,000 per month royalty payment to a trust controlled by the stockholder.

The Company is related to various companies through common ownership as follows:

Company	Nature of Relationship

Sigma Holdings, Inc. (SHI)	Majority member of the Company
Sigma Micro Infotech, Inc. (Infotech)	Variable interest entity of SHI
Baron Aviation, LLC (Baron)	Majority owned subsidiary of SHI

The Company conducts certain transactions with these related entities primarily comprised of cash advances to/from these entities. As a result of such transactions, the consolidated balance sheet reflects related party accounts receivable and accounts payable as follows:

Related Party	Accounts Receivable	Accounts Payable

SHI	$30,701,935	$17,776,858
Infotech	1,075,646	6,367,984
Baron	210,658	93,252
	$31,988,239	$24,238,094

Management establishes a reserve for losses based on historical results and ability of related parties to pay. At December 31, 2013, no reserve for loss was considered necessary.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

NOTE 12 – MEMBERS’ EQUITY

The Company was formed by Sigma Holdings, Inc. on September 18, 2008 with an initial capitalization of 2,700,000 Common Units of Membership Interests at no par value.

The Company has issued 125,000 Series A Preferred Units of Membership Interests (Preferred Units) for $1,125,000 with the entire amount recorded as paid-in capital contributions.

The Company issued 282,467.89 Profits Interests Units through December 31, 2012 and 68,254 Profits Interests Units in 2013. The Profits Interests Units were issued at zero value in accordance with IRS Revenue Procedure 93-27 and clarified by Revenue Procedure 2001-43. Profits Interests Units entitle the Member holding such units to share in the portion of the future net income, net loss and capital appreciation of the Company and entitle such Member to all of the other rights of a Member to the extent of such units. All outstanding Profits Interests Units are fully vested, unrestricted and not subject to forfeiture. No compensation expense relating to these units was recognized in 2013. The Company has the right, but not the obligation, to repurchase these units upon death or termination of employment of the Member.

Upon dissolution of the Company, members who are creditors are entitled to amounts to satisfy the member’s liabilities. In the event that all creditors are satisfied, Series A Preferred Members are to be paid an amount equal to Series A Preferred Member’s paid-in Capital Contributions. In the event that Series A Preferred Members are paid the amount of paid-in capital, Common and Profits Interest Members will be paid in accordance with the positive balances in the member’s capital accounts.

NOTE 13 – SUBSEQUENT EVENTS

Lines of credit

In July 2014, the Company amended the terms of its $4,000,000 revolving line of credit to mature August 1, 2015. In July 2014, the Company also amended its $2,700,000 equipment credit facility to mature August 1, 2015. All other terms and conditions for these agreements remain substantially the same.

Sale of Company

On November 21, 2014 (the “Close Date”), the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Speed Commerce, Inc. and one of its subsidiaries (collectively, the “Purchasers”). Under the Purchase Agreement, the Purchasers purchased substantially all of the assets of the Company and its subsidiaries on the Close Date.

The total consideration under the Purchase Agreement (the “Purchase Price”) was nine times Adjusted EBITDA for the Company’s 2014 fiscal year as defined therein. The Purchase Price was comprised of $55 million in cash paid on the Close Date and an Earn Out potential of up to 7,000,000 shares of Purchaser’s Common Stock that will be determined within ten days of the filing of the Purchaser’s quarterly report on Form 10-Q for the third quarter of its 2015 fiscal year. Potential adjustments include a working capital adjustment. The Purchase Agreement contains customary representations and warranties and indemnification obligations.

This information is an integral part of the accompanying consolidated financial statements.